FOR RELEASE ON: February 28, 2017 at 1601 ET

Exhibit 99.1

CONTACT: Arvind Bobra
Investor Relations
TASER International, Inc.
IR@taser.com

TASER Reports 2016 Fourth Quarter and Full Year Results
Record Quarterly Revenues of $82.1 million, Up 46% Year-Over-Year
Axon Bookings Grew 62% Year-Over-Year to $72.5 million

SCOTTSDALE, Ariz., February 28, 2017 − TASER International, Inc. (NASDAQ: TASR), today announced financial results for the fourth quarter and full year ended December 31, 2016.

“We ended 2016 with record fourth quarter revenues, record order bookings and strong momentum across our business lines in both domestic and international markets,” commented Rick Smith, TASER CEO and Founder. “We are delighted to see accelerating adoption of our technology platform by our law enforcement customers. Our investments to build the preeminent technology ecosystem in public safety have driven substantial growth by affording our customers greater capabilities with a better user experience. We look forward to continuing the expansion of our ecosystem with our new Fleet in-car system, more sensors like Signal Sidearm, our new Records Management System (RMS) and industry leading analytics with new Axon Artificial Intelligence capabilities in 2017 and beyond.”

Fourth Quarter 2016 Financial Highlights:

•
Net sales increased 46% to $82.1 million in the fourth quarter of 2016 compared to $56.0 million in the fourth quarter of 2015. International sales were $18.6 million in the fourth quarter of 2016 compared to $12.1 million in the fourth quarter of 2015.

•	TASER Weapons segment revenues increased 25% to $58.3 million in the fourth quarter of 2016 compared to $46.7 million in the fourth quarter of 2015.

•	Axon segment revenues increased 154% to $23.7 million in the fourth quarter of 2016 compared to $9.4 million in the fourth quarter of 2015.

•	Consolidated gross margin was 61% in the fourth quarter of 2016 compared to 66% in the fourth quarter of 2015.

•	TASER Weapons segment gross margin percentage remained relatively unchanged at 69% in the fourth quarter of 2016 compared to 70% in the fourth quarter of 2015.

•
Axon segment gross margin percentage was 39% in the fourth quarter of 2016 compared to 46% in the fourth quarter of 2015. The decrease was driven by lower Axon hardware margins partially offset by higher Axon service margins.

•	Net income for the fourth quarter of 2016 was $6.3 million, or $0.12 per diluted share, compared to $5.1 million, or $0.09 per diluted share, for the same period in 2015.

•	Adjusted EBITDA for the fourth quarter of 2016 was $13.1 million compared to $11.7 million in the fourth quarter of 2015.

•	In the fourth quarter of 2016, the Company used $4.0 million in cash from operating activities.

Full Year 2016 Financial Highlights:

•	Net sales increased 36% to $268.2 million for the full year 2016 compared to $197.9 million for the full year 2015.

•	TASER Weapons segment revenues increased 25% to $202.6 million for the full year 2016 compared to $162.4 million for the full year 2015.

•	Axon segment revenues increased 85% to $65.6 million for the full year 2016 compared to $35.5 million for the full year 2015.

•	Consolidated gross margin was 64% for the full year 2016 compared to 65% for the full year 2015.

•	Net income for the full year 2016 was $17.3 million, or $0.32 per diluted share, compared to $19.9 million, or $0.36 per diluted share, for the same period in 2015.

•	Adjusted EBITDA for the full year 2016 was $44.6 million compared to $46.1 million for the full year 2015.

•
For the full year 2016, the Company generated $17.9 million in cash from operating activities. Cash, cash equivalents and investments were $89.3 million at December 31, 2016, down from $118.3 million at December 31, 2015. During 2016 the Company used $33.7 million to repurchase shares of the Company's stock.

Business Highlights:

•
As of the end of the fourth quarter of 2016, 35 of the 68 major city law enforcement agencies have purchased TASER's Axon body-worn cameras and/or its digital evidence management solution: Albuquerque, Atlanta, Baltimore, Baltimore County, Charlotte-Mecklenburg, Chicago, Cincinnati, Cleveland, Dallas, Denver, Fort Worth, Fresno, Kansas City, Los Angeles, Las Vegas, Louisville, Memphis, Mesa, Miami, Milwaukee, Minneapolis, Montgomery County, New Orleans, Omaha, Philadelphia, Pittsburgh, Salt Lake City, San Antonio, San Diego, San Francisco, San Jose, Seattle, Tampa, Tucson, Washington, DC, and Wichita.

•
Axon platform user count continued to grow, extending the Company's market leadership. During the three months ended December 31, 2016, the Company booked approximately 21,400 seats on its digital evidence management platform, Evidence.com, net of renewals. Since inception, the Company has booked cumulative Evidence.com licenses of approximately 132,000.

Quarterly Conference Call:

The Company will host its fourth quarter 2016 earnings conference call on Tuesday, February 28, 2017 at 4:30 p.m. ET. To join the live audio presentation, please dial toll free 877-303-9126, or for international callers, please dial +1-253-237-1156. The passcode is 77335352.

The Company has posted supplemental materials including its key operating metrics on its website to provide additional information about our fourth quarter financial results.

The Company plans to update and post its investor relations presentation to http://investor.taser.com within the next two weeks with the fourth quarter results. Archived presentations from previous quarters can also be found on the website.

Statistical Definitions:

•
Axon cameras and Evidence.com bookings represent a statistical measure defined as the sales price of orders placed in the relevant time period. Bookings are an indication of the activity the Company is seeing relative to Axon cameras and Evidence.com. We consider bookings to be a statistical measure defined as the sales price of orders (not invoiced sales) placed in the relevant fiscal period, net of cancellations, regardless of when the products or services ultimately will be provided. Some bookings might be invoiced in subsequent years.

Due to municipal government funding rules, certain of the future year amounts included in bookings are subject to budget appropriation or other contract cancellation clauses. Although TASER has entered into contracts for the delivery of products and services in the future and anticipates the contracts will be completed, if agencies invoke a cancellation clause or do not appropriate funds in future year budgets, revenue associated with these bookings will ultimately not be recognized, resulting in a future reduction to bookings.

For more information relative to our revenue recognition policies, please reference our SEC filings.

Non-GAAP Measures:

To supplement the Company’s financial results presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), we present the non-GAAP financial measures of EBITDA, Adjusted EBITDA and Free Cash Flow. Our management uses these non-GAAP financial measures in evaluating the Company’s performance in comparison to prior periods. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance, and when planning and forecasting our future periods. A reconciliation of GAAP to the non-GAAP financial measures is presented at the end of the release.

EBITDA is defined as consolidated net income before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA, as presented herein, is defined as EBITDA before certain other items, including: stock-based compensation; and net gain/loss on write-down/disposal of property, equipment and intangible assets.

Free Cash Flow is defined as cash flows provided by operating activities minus purchases of property, plant and equipment and intangible assets.

Caution on Use of Non-GAAP Measures

Although these non-GAAP financial measures are not consistent with GAAP, management believes investors will benefit by referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from similarly titled non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

About TASER International, Inc.

TASER International makes communities safer with innovative public safety technologies. Founded in 1993, TASER first transformed law enforcement with its electrical weapons. TASER continues to define smarter policing with its growing suite of technology solutions, including Axon body-worn video cameras and Evidence.com, a secure digital evidence management platform. More than 174,000 lives saved from death or serious injury and countless dollars have been saved with TASER's products and services.

Learn more at www.taser.com and www.axion.io or by calling (800) 978-2737.

TASER® and Axon® are registered trademark of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, Axon, Axon Body, Axon Body 2, Axon Flex, Axon Interview, Axon Signal, TASER X26, TASER X26P, TASER CAM and TASER X2 are trademarks of TASER International, Inc. All rights are reserved for trademarks of TASER International, Inc.

Note to Investors

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. TASER International assumes no obligation to update the information contained in this press release, except as required by law.

We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward looking statements herein. Such factors include, but are not limited to: the adverse effect of the United Kingdom's exit from the European Union; market acceptance of our products; our dependence on sales of our TASER X26P and X2 CEWs; our ability to design, introduce and sell new products; delays in development schedules; rapid technological change and competition; product defects; breach of our security measures resulting in unauthorized access to customer data; outages and disruptions relating to our Evidence.com service; budgetary and political constraints of prospects and customers; the length of our sales cycle and our ability to realize benefits from our marketing and selling efforts; our exposure to cancellations of government contracts due to appropriation clauses; changes in civil forfeiture laws; the long-term revenue recognition cycle for our SaaS Evidence.com product; our reliance on third party cloud-based storage providers; litigation risks resulting from alleged product-related injuries and media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this publicity could have on sales; the outcome of pending or future litigation; our ability to protect our intellectual property as well as intellectual property infringement claims and relating litigation costs; our successful identification of existing intellectual property rights that might infringe on our developments; competition in foreign countries relating to our inability to protect our patents; risks of governmental regulations, including regulations of our products by the United States Consumer Product Safety Commission, regulation of our products as a "crime control" product by the Federal government, state and local government regulation and foreign regulation and the adverse effects that could result from our products being classified as firearms by the United States Bureau of Alcohol, Tobacco, Firearms and Explosives; regulatory and political challenges presented by international markets; our compliance with regulations governing the environment, including but not limited to, regulations within the European Union; regulations relating to voice, data and communications services; regulations relating to conflict minerals;  our dependence on third party suppliers for key components of our products; component shortages; rising costs of raw materials and transportation relating to petroleum prices; that we may experience declines in gross margins due to a shift in product sales from conducted electrical weapons to Axon devices; our ability to manage our growth and increase manufacturing production to meet demand; establishment and expansion of our direct and indirect distribution channels; our ability to pursue sales directly with customers; risks relating to acquisitions and joint ventures; goodwill impairment; catastrophic events; quarterly fluctuations in our operating results; the adverse effects on our operations and financial results from foreign currency fluctuations; fluctuations in our effective tax rate; counter-party risks relating to cash balances held in excess of FDIC insurance limits; employee retention risks; volatility in our stock price; and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2015 and Forms 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016.

Please visit http://investor.taser.com, www.twitter.com/officialtaser, www.twitter.com/axontechnology and www.facebook.com/TASER.International where TASER discloses information from time to time about the company, its financial information, and its business.

For investor relations information please contact Arvind Bobra via email at IR@taser.com.

- More -

TASER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Net sales	$82,077	$56,041	$268,245	$197,892
Cost of products sold and services delivered	32,307	19,053	97,709	69,245
Gross margin	49,770	36,988	170,536	128,647
Operating expenses:
Sales, general and administrative	30,743	21,856	108,076	69,698
Research and development	9,614	6,622	30,609	23,614
Total operating expenses	40,357	28,478	138,685	93,312
Income from operations	9,413	8,510	31,851	35,335
Interest income and other (expense), net	106	14	(354)	26
Income before provision for income taxes	9,519	8,524	31,497	35,361
Provision for income taxes	3,178	3,420	14,200	15,428
Net income	$6,341	$5,104	$17,297	$19,933
Net income per common and common equivalent shares:
Basic	$0.12	$0.10	$0.33	$0.37
Diluted	$0.12	$0.09	$0.32	$0.36
Weighted average number of common and common equivalent shares outstanding:
Basic	52,299	53,665	52,667	53,548
Diluted	53,173	54,523	53,536	54,638

TASER INTERNATIONAL, INC.
SEGMENT REPORTING
(Unaudited)
(dollars in thousands)

	Three Months Ended December 31, 2016			Three months ended December 31, 2015
	TASER Weapons	Axon	Total	TASER Weapons	Axon	Total

Product sales	$58,337	$12,491	$70,828	$46,689	$4,678	$51,367
Service revenue	—	11,249	11,249	—	4,674	4,674
Net sales	58,337	23,740	82,077	46,689	9,352	56,041
Cost of products sold	17,932	12,432	30,364	14,016	3,509	17,525
Cost of services delivered	—	1,943	1,943	—	1,528	1,528
Gross margin	40,405	9,365	49,770	32,673	4,315	36,988
Sales, general and administrative	17,222	13,521	30,743	14,171	7,685	21,856
Research and development	2,114	7,500	9,614	1,052	5,570	6,622
Income (loss) from operations	$21,069	$(11,656)	$9,413	$17,450	$(8,940)	$8,510

Gross margin %	69.3%	39.4%	60.6%	70.0%	46.1%	66.0%
Operating margin %	36.1%	(49.1)%	11.5%	37.4%	(95.6)%	15.2%

	Twelve Months Ended December 31, 2016			Twelve Months Ended December 31, 2015
	TASER Weapons	Axon	Total	TASER Weapons	Axon	Total

Product sales	$202,644	$35,929	$238,573	$162,375	$22,855	$185,230
Service revenue	—	29,672	29,672	—	12,662	12,662
Net sales	202,644	65,601	268,245	162,375	35,517	197,892
Cost of products sold	61,930	29,606	91,536	48,821	16,201	65,022
Cost of services delivered	—	6,173	6,173	—	4,223	4,223
Gross margin	140,714	29,822	170,536	113,554	15,093	128,647
Sales, general and administrative	63,617	44,459	108,076	47,640	22,058	69,698
Research and development	5,887	24,722	30,609	4,470	19,144	23,614
Income (loss) from operations	$71,210	$(39,359)	$31,851	$61,444	$(26,109)	$35,335

Gross margin %	69.4%	45.5%	63.6%	69.9%	42.5%	65.0%
Operating margin %	35.1%	(60.0)%	11.9%	37.8%	(73.5)%	17.9%

TASER INTERNATIONAL, INC.
Axon and Evidence.com Bookings by Quarter
(Unaudited)
(in thousands)

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015

Bookings	$72,509	$57,491	$72,034	$52,059	$44,668

Axon cameras and Evidence.com bookings represent a statistical measure defined as the sales price of orders placed in the relevant time period. Bookings are an indication of the activity the Company is seeing relative to Axon cameras and Evidence.com.  We consider bookings to be a statistical measure defined as the sales price of orders (not invoiced sales) placed in the relevant fiscal period, net of cancellations, regardless of when the products or services ultimately will be provided. Some bookings might be invoiced in subsequent years.

Due to municipal government funding rules, certain of the future year amounts included in bookings are subject to budget appropriation or other contract cancellation clauses. Although the Company has entered into contracts for the delivery of products and services in the future and anticipates the contracts will be completed, if agencies do not appropriate money in future year budgets or invoke a cancellation clause, revenue associated with these bookings will not ultimately be recognized, resulting in a future reduction to bookings. For more information relative to our revenue recognition policies, please reference our SEC filings.

Axon and Evidence.com Future Contracted Revenue
(Unaudited)
(in thousands)

	December 31, 2016	September 30, 2016
Cumulative Bookings, net of cancellations	$464,579	$392,070
Cumulative Axon & Evidence.com Recognized Revenue	(113,787)	(90,047)
Future Contracted Revenue	$350,792	$302,023

Axon and Evidence.com future contracted revenue represent a statistical measure defined as cumulative bookings for Axon and Evidence.com minus cumulative recognized revenue related solely to Axon and Evidence.com. Future contracted revenues are an indication of momentum of longer-term contracts being signed and the expectations of future revenues in the Axon segment.

TASER INTERNATIONAL, INC.
UNIT SALES STATISTICS
(Unaudited)
Units in whole numbers

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016	2015	Unit Change	Percent Change	2016	2015	Unit Change	Percent Change
TASER X26P	20,833	16,437	4,396	26.7%	79,218	62,383	16,835	27.0%
TASER X2	13,003	12,540	463	3.7	47,700	38,050	9,650	25.4
TASER X26	769	587	182	31.0	2,655	4,928	(2,273)	(46.1)
TASER Pulse and Bolt	3,027	2,336	691	29.6	9,549	8,121	1,428	17.6
Cartridges	554,395	505,332	49,063	9.7	1,979,051	1,694,450	284,601	16.8
Axon Body	25,177	2,141	23,036	1,075.9	66,154	17,522	48,632	277.5
Axon Flex	3,147	2,902	245	8.4	14,173	18,823	(4,650)	(24.7)
Axon Dock	5,747	1,425	4,322	303.3	16,983	6,979	10,004	143.3
TASER Cam	3,106	2,641	465	17.6	9,566	11,634	(2,068)	(17.8)

TASER INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Dollars in thousands

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Net income	$6,341	$5,104	$17,297	$19,933
Depreciation and amortization	914	981	3,658	3,291
Interest expense	3	1	13	10
Provision for income taxes	3,178	3,420	14,200	15,428
EBITDA	$10,436	$9,506	$35,168	$38,662

Adjustments:
Stock-based compensation expense	$2,627	$2,177	$9,369	$7,263
Net loss on disposal of property, equipment and intangibles, net	—	3	61	206
Adjusted EBITDA	$13,063	$11,686	$44,598	$46,131
Adjusted EBITDA as a percentage of net sales	15.9%	20.9%	16.6%	23.3%

Composition of stock-based compensation:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Cost of products sold and services delivered	$95	$126	$342	$402
Sales, general and administrative	1,510	1,303	5,707	4,285
Research and development	1,022	748	3,320	2,576
	$2,627	$2,177	$9,369	$7,263

TASER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2016	December 31, 2015

ASSETS
Current Assets:
Cash and cash equivalents	$40,651	$59,526
Short-term investments	48,415	50,254
Accounts and notes receivable, net	39,466	27,701
Inventory	34,841	15,763
Prepaid expenses and other current assets	13,858	8,165
Total current assets	177,231	161,409

Property and equipment, net	24,004	21,848
Deferred income tax assets, net	19,515	13,719
Intangible assets, net	15,218	7,588
Goodwill	10,442	9,596
Long-term investments	234	8,525
Long-term accounts and notes receivable, net of current portion	17,602	1,227
Other assets	13,917	5,969
Total assets	$278,163	$229,881

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$10,736	$7,333
Accrued liabilities	18,248	8,643
Current portion of deferred revenue	45,137	20,851
Customer deposits	2,148	1,226
Current portion of business acquisition contingent consideration	1,690	—
Other current liabilities	80	87
Total current liabilities	78,039	38,140

Deferred revenue, net of current portion	40,054	30,190
Liability for unrecognized tax benefits	1,896	1,315
Long-term deferred compensation	3,362	2,199
Business acquisition contingent consideration, net of current portion	1,635	952
Other long-term liabilities	2,289	81
Total liabilities	127,275	72,877

Stockholders’ Equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	187,656	178,143
Treasury stock	(155,947)	(122,201)
Retained earnings	118,275	100,978
Accumulated other comprehensive income	903	83
Total stockholders’ equity	150,888	157,004
Total liabilities and stockholders’ equity	$278,163	$229,881

TASER INTERNATIONAL, INC.
SELECTED CASH FLOW INFORMATION
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Net income	$6,341	$5,104	$17,297	$19,933
Depreciation and amortization	914	981	3,658	3,291
Stock-based compensation	2,627	2,177	9,369	7,263
Net cash provided by (used in) operating activities	(4,034)	16,131	17,925	46,445
Net cash used in investing activities	(5,330)	(2,716)	(3,045)	(36,009)
Net cash provided by (used in) financing activities	(860)	174	(34,661)	603
Cash and cash equivalents, end of period	40,651	59,526	40,651	59,526

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Net cash provided by (used in) operating activities	$(4,034)	$16,131	$17,925	$46,445
Purchases of property and equipment	1,622	2,164	4,957	6,003
Purchases of intangible assets	3,156	99	3,495	501
Purchase of property and equipment and intangible assets in connection with business acquisitions	3,500	—	3,500	12,599
Free cash flow	$(12,312)	$13,868	$5,973	$27,342

# # #